As filed with the Securities and Exchange Commission on November 12, 2008

Registration No. 333-121836

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
on Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CELLEGY PHARMACEUTICALS, INC.
(Exact name of the Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	2834 (Primary Standard Industrial Classification Code Number)	82-0429727 (I.R.S. Employer Identification No.)

128 Grandview Road, Boyertown, PA 19512
(Address and Telephone Number of Principal Executive Offices)

Richard C. Williams 128 Grandview Road, Boyertown, PA 19512 215-529-6084
(Name, Address and Telephone Number of Agent For Service)

Copy to:

C. Kevin Kelso, Esq. Weintraub Genshlea Chediak Law Corporation 400 Capitol Mall, 11th Floor, Sacramento, CA 95814 (916) 558-6000

Approximate Date of Commencement of Proposed Sale to the Public: This post-effective amendment deregisters those securities that remain unsold hereunder as of the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ____________________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ____________________

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

EXPLANATORY NOTE

De-registration of Shares

This registration statement registered the sale from time to time of up to 2,780,473 shares of our common stock by the selling shareholders named therein. The offering has now been terminated. Accordingly, the registrant hereby deregisters all shares of the common stock originally covered by this registration statement but not sold pursuant to the prospectus included therein.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 on Form S-3 to be signed on its behalf by the undersigned thereto duly authorized on this 12 day of November, 2008.

CELLEGY PHARMACEUTICALS, INC.

By:	/s/ Richard C. Williams
Richard C. Williams Chairman and Interim Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Principal Executive Officer:

/s/ Richard C. Williams	Chairman and Interim Chief Executive Officer	November 12, 2008
Richard C. Williams

Principal Financial Officer
and Principal Accounting Officer:

/s/ Robert J.Caso	Vice President, Finance, Chief Financial Officer and Secretary	November 12, 2008
Robert J.Caso

Directors:

*	Director	November 12, 2008
John Q. Adams

*	Director	November 12, 2008
Tobi B. Klar, M.D.

*	Director	November 12, 2008
Robert B. Rothermel

*	Director	November 12, 2008
Thomas M. Steinberg

* By /s/ Robert J. Caso Robert J. Caso, Pursuant to Power of Attorney